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                                                                    Exhibit 16.1


Office of Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

March 26, 2002


Dear Sir,

We have read the paragraphs of Item 4(a) included in the Form 8-K dated March 20, 2002 of Echelon Corporation to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ Arthur Andersen LLP

Copy to:
Oliver R. Stanfield, Echelon Corporation